Prospectus Supplement filed under Rule 424(b)(3)
                                                     Registration No. 333-116009

               Prospectus Supplement No. 2 dated November 16, 2004

                       (To Prospectus dated June 15, 2004)

                                14,946,707 Shares

                          TNX Television Holdings, Inc.

                                  COMMON STOCK

This Prospectus Supplement to the Prospectus dated June 15, 2004 relates to up to 14,946,707 shares of our Common Stock that may be disposed of from time to time by the Selling Stockholders.

This Prospectus Supplement should be read in conjunction with the Prospectus dated June 15, 2004. This Prospectus Supplement adds to and updates the information contained in the Prospectus dated June 15, 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

--------------------------------------------------------------------------------

On November 15, 2004, TNX Television Holdings, Inc. filed with the Securities and Exchange Commission the attached Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2004.

                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

                                   (Mark One)

     |X| Quarterly report pursuant to Sections 13 or 15(d) of the Securities
                              Exchange Act of 1934

                For the quarterly period ended September 30, 2004

    |_| Transition report pursuant to Sections 13 or 15(d) of the Securities
                              Exchange Act of 1934

        For the transition period from _______________ to _______________

                         Commission File Number: 0-22848

                          TNX TELEVISION HOLDINGS, INC.

        (Exact Name of Small Business Issuer as Specified in Its Charter)

           Delaware                                          84-1178691
 ------------------------------                          ------------------
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)

        1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103
          (Address of Principal Executive Offices, Including Zip Code)

                                 (215) 972-8191
                (Issuer's Telephone Number, Including Area Code)

              (Former Name, Former Address and Former Fiscal Year,
                          if Changed Since Last Report)

Check mark  whether  the issuer:  (1) filed all reports  required to be filed by
Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing  requirements  for past 90 days. |_| Yes |X|
No

The number of shares outstanding of our Common Stock, $0.001 par value per share, as of November 8, 2004 was 47,940,860 shares.

TRANSITIONAL SMALL BUSINESS DISCLOSURE FORMAT (CHECK ONE):

Yes |_| No |X|

                              INDEX TO FORM 10-QSB

                                                                       PAGE
                                                                       ----

PART I.  FINANCIAL INFORMATION.........................................  2

Item 1.  Financial Statements..........................................  2

         Consolidated Balance Sheets ..................................  3

         Statements of Operations (unaudited) for the Nine Months and Three Months Ended September 30, 2004 and 2003. 4

         Consolidated Statements of Stockholders' Equity (deficiency)
         as of September 30, 2004 (unaudited after December 31, 2003)..  5

         Consolidated Statements of Cash Flows (unaudited) for the
         Six Months Ended September 30, 2004 and 2003..................  6

         Notes to Consolidated Financial Statements....................  7

Item 2.  Management's Discussion and Analysis or Plan of Operation..... 14

Item 3.  Controls and Procedures....................................... 21

PART II. OTHER INFORMATION............................................. 21

Item 1.  Legal Proceedings ............................................ 21

Item 2.  Unregistered Sales of Equity Securities
          and Use of Proceeds........................ ................. 21

Item 3.  Defaults Upon Senior Securities............................... 21

Item 4.  Submission of Matters to a Vote of Security Holders........... 21

Item 5.  Other Information............................................. 22

Item 6.  Exhibits............................ ......................... 22

SIGNATURES ............................................................ 23

                          TNX TELEVISION HOLDINGS, INC.
                        (A Development Stage Enterprise)
                                 BALANCE SHEETS
--------------------------------------------------------------------------------



                                                                           September 30     December 31
      ASSETS                                                                   2004            2003
                                                                           ------------    ------------

                                                                           (Unaudited)
Current assets
      Cash and cash equivalents                                            $    677,474    $     90,947
      Prepaid expenses and VAT recoverable                                      573,606         114,099
                                                                           ------------    ------------

      Total current assets                                                    1,251,080         205,046
                                                                           ------------    ------------

Property and equipment
      Property and equipment, net                                               812,020         407,044
      Systems under contruction                                               3,240,298          29,457
                                                                           ------------    ------------
                                                                              4,052,318         436,501
                                                                           ------------    ------------

Total Assets                                                               $  5,303,398    $    641,547
                                                                           ============    ============


      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
      Accounts payable and accrued expenses                                $  1,520,754    $  1,292,963
      Notes payable                                                                 -           485,000
                                                                           ------------    ------------

      Total liabilities                                                       1,520,754       1,777,963
                                                                           ------------    ------------

Commitments

Stockholders' equity deficiency
      Series A Preferred Stock, $.001 par value
             Convertible, 5% Cumulative
             Authorized                        10,000,000 shares
             Issued and outstanding as of
                      September 30, 2004       8,024 shares                           8
                      December 31, 2003        0 shares
      Common stock, $.001 par value
             Authorized  100,000,000 shares
             Issued and outstanding as of
                      September 30, 2004       47,940,860 shares
                      December 31, 2003        42,665,924 shares                 47,941          42,666

      Additional paid-in capital                                             19,543,901       6,522,818
      Deficit accumulated during the development stage                      (15,868,004)     (7,689,408)
      Accumulated other comprehensive income (loss)                              58,798         (12,492)
                                                                           ------------    ------------

      Total stockholders' equity (deficiency)                                 3,782,644      (1,136,416)
                                                                           ------------    ------------

Total Liabilities and Stockholders' Equity (Deficiency)                    $  5,303,398    $    641,547
                                                                           ============    ============



                        See notes to financial statements

                          TNX TELEVISION HOLDINGS, INC.
                        (A Development Stage Enterprise)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

--------------------------------------------------------------------------------


                                                                                                                  September 23
                                                                                                                     1999
                                                                                                                  (inception)
                                                 Three months ended September 30  Nine months ended September 30    through
                                                                                                                  September 30
                                                       2004            2003           2004            2003            2004
                                                  ------------    ------------    ------------    ------------    ------------


Sales                                             $      8,497    $        -      $      8,497    $        -      $     63,832
                                                  ------------    ------------    ------------    ------------    ------------

Direct expenses                                        312,524          19,190         824,387          63,450       1,202,979

Operating expenses
     Salaries and employee
         related expenses                              766,190         286,232       2,067,883         713,285       5,035,282
     General and administrative                      1,586,745         472,542       5,324,737       1,366,997       9,688,540
                                                  ------------    ------------    ------------    ------------    ------------

     Total direct and
         operating expenses                          2,665,459         777,964       8,217,007       2,143,732      15,926,801
                                                  ------------    ------------    ------------    ------------    ------------

Loss from operations                                (2,656,962)       (777,964)     (8,208,510)     (2,143,732)    (15,862,969)
                                                  ------------    ------------    ------------    ------------    ------------

Other income (expense)
     Interest income                                    10,422             238          29,994           1,270          37,525
     Interest expense                                      (51)        (22,359)            (80)        (25,725)        (42,560)
                                                  ------------    ------------    ------------    ------------    ------------

     Total other income
         (expense), net                                 10,371         (22,121)         29,914         (24,455)         (5,035)
                                                  ------------    ------------    ------------    ------------    ------------

Net loss                                          $ (2,646,591)   $   (800,085)   $ (8,178,596)   $ (2,168,187)   $(15,868,004)
                                                  ============    ============    ============    ============    ============

Net loss applicable to common shareholders

     Beneficial conversion of preferred stock                                     $ (6,966,268)

     Deemed dividend from beneficial conversion
         feature of warrants                                                        (2,322,096)
                                                  ------------    ------------    ------------    ------------

Net loss applicable to common shareholders        $ (2,646,591)   $   (800,085)   $(17,466,960)   $ (2,168,187)
                                                  ============    ============    ============    ============

Basic and diluted
     loss per share                               $      (0.06)   $      (0.03)   $      (0.38)   $      (0.09)
                                                  ============    ============    ============    ============

Weighted average shares
     outstanding                                    47,382,397      25,137,353      46,351,683      24,492,148
                                                  ============    ============    ============    ============




                        See notes to financial statements

                          TNX TELEVISION HOLDINGS, INC.
                        (A Development Stage Enterprise)
           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)


--------------------------------------------------------------------------------



                                                                                                                   Deficit
                                                                                                                 Accumulated
                                                                                                    Additional    During the
                                              Preferred Stock               Common Stock              Paid-in     Development
                                              ----------------     ----------------------------
                                              Shares    Amount        Shares          Amount        Capital         Stage
                                              ------    ------     ------------   -------------  -------------   -------------
Balance,
 December 31, 2003                                                   42,665,924   $      42,666  $   6,522,818   $  (7,689,408)


Common stock issued,
 January 7, 2004
 (Unaudited)                                                          3,150,000           3,150      2,831,850             -

Common stock issued
 as compensation
 (Unaudited)                                                            100,000             100        246,900             -

Stock options and
 warrants issued as
 compensation
 (Unaudited)                                                                -               -          440,532             -

Issuance of preferred
 stock,
 April 27, 2004
 (Unaudited)                                    10,080  $     10            -               -        9,288,374             -

Common Stock Issued
 for Services related
 to Issuance of
 Preferred Stock
 (Unaudited)                                       -         -          150,000             150           (150)            -

Conversion of
 Preferred Stock to
 Common Stock
 (Unaudited)                                      (500)      -          370,370             370           (370)            -

Dividend Paid on
 Preferred Stock in
 Shares of Common
 Stock, June 30, 2004
 (Unaudited)                                       -         -           64,172             64             (64)            -

Beneficial Conversion
 feature Embedded in
 Preferred Stock and
 Warrants (Unaudited)                              -         -              -               -        9,288,384             -

Deemed Dividend on
 Preferred Stock
 (Unaudited)                                        -        -              -               -       (6,966,288)            -

Deemed Dividend on
 Warrants
 (Unaudited)                                        -        -              -               -       (2,322,096)            -

Foreign currency
 translation
 adjustment
 (Unaudited)                                        -        -              -               -              -               -

Dividend Paid on
 Preferred Stock
 in Shares of
 Common Stock,
 September 30, 2004
 (Unaudited)                                        -        -          104,801             105           (105)            -

Common stock issued
 for services
 (Unaudited)                                        -        -          183,000             183        211,267             -

Options Issued for
 Services (Unaudited)                               -        -              -              -             4,000             -

Conversion of
 Preferred Stock to
 Common Stock
 (Unaudited)                                    (1,556)       (2)     1,152,593           1,153         (1,151)            -

Net loss (Unaudited)                                -        -              -               -              -        (8,178,596)

                                                 ------   ------   ------------    ------------   ------------    ------------
Balance,
 September 30, 2004
 (Unaudited)                                      8,024   $    8     47,940,860    $     47,941   $ 19,543,901    $(15,868,004)
                                                 ======   ======   ============    ============   ============    ============

                        See notes to financial statements

                                       Accumulated
                                          Other
                                       Comprehensive                   Comprehensive
                                       Income (Loss)       Total       Income (Loss)
                                       ------------    ------------    ------------
Balance,
 December 31, 2003                          (12,492)     (1,136,416)   $ (2,280,730)
                                                                       ============

Common stock issued,
 January 7, 2004
 (Unaudited)                                    -         2,835,000

Common stock issued
 as compensation
 (Unaudited)                                    -           247,000

Stock options and
 warrants issued as
 compensation
 (Unaudited)                                    -           440,532

Issuance of preferred
 stock,
 April 27, 2004
 (Unaudited)                                    -         9,288,384

Common Stock Issued
 for Services related
 to Issuance of
 Preferred Stock
 (Unaudited)                                    -               -

Conversion of
 Preferred Stock to
 Common Stock
 (Unaudited)                                    -               -

Dividend Paid on
 Preferred Stock in
 Shares of Common
 Stock, June 30, 2004
 (Unaudited)                                    -               -

Beneficial Conversion
 feature Embedded in
 Preferred Stock and
 Warrants (Unaudited)                           -         9,288,384

Deemed Dividend on
 Preferred Stock
 (Unaudited)                                    -        (6,966,288)

Deemed Dividend on
 Warrants
 (Unaudited)                                    -        (2,322,096)

Foreign currency
 translation
 adjustment
 (Unaudited)                                 71,290          71,290    $     71,290

Dividend Paid on
 Preferred Stock
 in Shares of
 Common Stock,
 September 30, 2004
 (Unaudited)                                    -               -

Common stock issued
 for services
 (Unaudited)                                    -           211,450

Options Issued for
 Services (Unaudited)                           -             4,000

Conversion of
 Preferred Stock to
 Common Stock
 (Unaudited)                                    -               -


Net loss (Unaudited)                            -        (8,178,596)     (8,178,596)

                                       ------------    ------------    ------------
Balance,
 September 30, 2004
 (Unaudited)                           $     58,798    $  3,782,644    $ (8,107,306)
                                       ============    ============    ============

                        See notes to financial statements

                          TNX TELEVISION HOLDINGS, INC.
                        (A Development Stage Enterprise)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                                                 September 23
                                                                                                                    1999
                                                                                                                 (inception)
                                                                               Nine Months Ended September 30      through
                                                                               ------------------------------
                                                                                                                 September 30
                                                                                    2004             2003            2004
                                                                                ------------    ------------    ------------

Cash flows from operating activities
      Net loss                                                                  $ (8,178,596)   $ (2,168,187)   $(15,868,004)
      Adjustments to reconcile net loss to net cash used in
          operating activities
              Depreciation                                                           148,263         134,946         785,198
              Common stock, stock options and warrants issued as compensation        902,982          57,000       1,061,982
              (Increase) decrease in prepaid expenses and VAT recoverable           (459,507)       (107,031)       (594,648)
              Increase in accounts payable and accrued expenses                      227,791         856,759       1,747,492
                                                                                ------------    ------------    ------------
      Net cash used in operating activities                                       (7,359,067)     (1,226,513)    (12,867,980)
                                                                                ------------    ------------    ------------
Cash flows from investing activities
      Capital expenditures                                                        (3,764,080)       (359,207)     (4,799,226)
                                                                                ------------    ------------    ------------
Cash flows from financing activities
      Proceeds from issuance of common stock                                       2,835,000         475,000       8,242,570
      Proceeds from issuance of preferred stock                                    9,288,384             -         9,288,384
      Net proceeds from issuance of notes payable and accrued interest                   -           857,305       1,342,305
      Bank overdraft                                                                     -            37,192
      Repayment of notes payable                                                    (485,000)            -          (485,000)
                                                                                ------------    ------------    ------------
      Net cash provided by financing activities                                   11,638,384       1,369,497      18,388,259
                                                                                ------------    ------------    ------------
Effect of exchange rate changes on cash                                               71,290         158,679         (43,579)
                                                                                ------------    ------------    ------------
Net change in cash and cash equivalents                                              586,527         (57,544)        677,474
Cash and cash equivalents
      Beginning of period                                                             90,947          57,544             -
                                                                                ------------    ------------    ------------
      End of period                                                             $    677,474 $           -      $    677,474
                                                                                ============    ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
      Cash paid during the period for interest                                  $      8,915    $      3,711    $     13,819
                                                                                ============    ============    ============
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES
       Increase in common stock and decrease in additional paid in capital
          due to conversion of preferred stock                                  $      1,523    $          0    $      1,523
                                                                                ============    ============    ============
       Increase in common stock and decrease in additional paid in capital due to common stock issued for services related to issuance of
          preferred stock                                                       $        150    $          0    $        150
                                                                                ============    ============    ============
       Increase in common stock and decrease in additional paid in capital due to payment of dividend on preferred stock in the form of
          common stock                                                          $        169    $          0    $        169
                                                                                ============    ============    ============
      Capital stock issued in exchange for notes payable and
           related accrued interest                                                                             $  1,049,948
                                                                                                                ============


                       See notes to financial statements

                          TNX TELEVISION HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)



--------------------------------------------------------------------------------


NOTE 1 Thesefinancial statements have been prepared in accordance with PRESENTATION accounting principles generally accepted in the United States of
               America ("GAAP") for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these financial statements. Operating results for the three and nine month periods ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended
               December 31, 2003.


NOTE 2 On January 7, 2004, SZMD completed a private placement whereby it ORGANIZATION issued 3,150,000 shares in exchange for $2,850,000 net of $15,000 in legal fees. The private placement was issued pursuant to Regulation S under the Securities Act of 1933, as amended.

               On February 17, 2004, SZMD merged with and into TNX TV with TNX TV becoming the surviving corporation. Concurrently, the name of the surviving corporation was changed to TNX Television Holdings, Inc. As a result of such transaction, TNX Television Holdings, Inc. became the successor issuer to SZMD. TNCI continues to be a wholly-owned subsidiary of TNX Television Holdings, Inc.

               On April 27, 2004, the Company completed a private placement of securities in which it raised approximately $10,080,000 in gross proceeds from a group of institutional and accredited investors. The private placement resulted in net proceeds to the Company of approximately $9,300,000 after deducting the placement agent fees and other expenses related to the private placement.

               Pursuant to the terms of the private placement, the Company issued to investors 10,080 shares of 5% Series A convertible preferred  stock  with  a  stated  value  of  $1,000  per  share, convertible into an aggregate of 7,466,664 shares of the Company's common stock at a conversion price of $1.35 and warrants to purchase an aggregate of 3,733,332 shares of common stock at an exercise price of $1.75 per share. Investors received a warrant to purchase one share of common stock for each two shares of common stock issuable upon conversion of the shares of preferred stock.

                          TNX TELEVISION HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


--------------------------------------------------------------------------------


NOTE 2 Each share of Series A preferred stock entitles the holder to ORGANIZATION receive a 5% cumulative dividend payable quarterly in arrears (continued) within three trading days of each of March 31, June 30, September
               30 and December 31. The Company may pay the dividends, at its option, either in cash or shares of common stock. The holders of the Series A preferred stock are entitled to a liquidation preference equal to the amount invested, plus any accumulated and unpaid dividends. Except as otherwise required by law, the Series
               A preferred stock is nonvoting. However, for so long as any shares of the Series A preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the shares of preferred stock then outstanding: alter or change adversely the powers, preferences or rights given to the Series A preferred stock; authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to the Series A preferred stock;
               redeem or purchase any Company securities; pay or declare a dividend upon any junior securities; or enter into any agreement with respect to the foregoing items.

               Each share of Series A preferred stock will automatically convert into common stock at a conversion price of $1.35 at such time as the volume weighted average price of the Company's common stock for each of 30 consecutive trading days is greater than $4 per share.

               The warrants issued in the private placement have an exercise price of $1.75 per share of common stock and will expire five years from the closing date. The Company may call the warrants, at any time commencing one year after the closing, if the volume weighted average price of the common stock for each of 30 consecutive trading days following the one year anniversary of issuance is greater than $4.50 per share.

                          TNX TELEVISION HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


--------------------------------------------------------------------------------


NOTE 2         In accordance  with the provisions of Emerging  Issues Task Force
ORGANIZATION   (EITF)  Issue  00-27,   "Application   of  EITF  Issue  No.  98-5
(continued)    Accounting for Convertible Securities with Beneficial Conversion
               Features  of  Contingently   Adjustable  Conversion  Ratios',  to
               Certain  Convertible  Securities",   which  became  effective  in
               November  2000,  the allocated  value of the Preferred  Stock and warrants  contained a beneficial  conversion  feature  calculated based on the difference  between the effective  conversion  price and the  fair  market  value of the  common  stock at the date of issuance.  The discount  arising from the  beneficial  conversion
               feature   exceeded  the  net   proceeds   from  the  issuance  of
               $9,288,384, as such, the amount of the discount assigned to the beneficial conversion feature is limited to this amount. As the shares and warrants are convertible immediately the entire amount of $9,288,384, which consists of a value of $6,966,288 for the beneficial conversion of the preferred stock and $2,322,096 as the deemed dividend from the beneficial conversion of the warrants, is being amortized and recorded as a preferred dividend in the current period.

               The Company used a portion of the net proceeds from the financing to repay approximately $850,000 of indebtedness to certain of its affiliates. The remainder will be used for general corporate purposes and working capital.

               The Company directors, executive officers and certain holders of greater than 5% of the outstanding common stock have agreed not to sell or otherwise dispose of any of the Company's securities held by such persons, subject to certain exceptions, without the consent of the placement agent, for a period of 180 trading days commencing upon the closing of the private placement.

               The private placement was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Regulation D promulgated under the Securities Act. The shares of common stock underlying the preferred stock and the shares of common stock underlying the warrants were registered with the Securities and Exchange Commission on May 28, 2004. In addition to covering the resale of the investors' securities described above, the registration statement covered the resale of 3,000,000 shares of common stock held by current stockholders, the shares underlying the warrants issued to the placement agents and 373,375 shares of common stock in anticipation of a possible payment of a 5% dividend on the preferred stock in the form of common stock for four fiscal quarters.

               On September 30, and June 30, 2004 the company paid a dividend on the preferred stock in the form of 104,801 and 64,172 shares of common stock, respectively.

                          TNX TELEVISION HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


--------------------------------------------------------------------------------


NOTE 3         RECENT ACCOUNTING PRONOUNCEMENTS
SUMMARY OF     --------------------------------
SIGNIFICANT
ACCOUNTING     There are no accounting  standards  issued  before  September 30,
POLICIES       2004 but effective  after September 30, 2004 that are expected to have a material impact on the financial statements of the Company.

               IMPAIRMENT OF LONG-LIVED ASSETS
               -------------------------------

               Long-lived assets are reviewed for impairment whenever events such as product discontinuances, product dispositions or other changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of nondiscounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. There were no indications of impairment as of September 30, 2004 or December 31, 2003.

               ESTIMATES
               ---------

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

               FOREIGN CURRENCY TRANSLATION
               ----------------------------

               All balance sheet accounts of the Company are translated at the current exchange rate as of the end of the accounting period. Statement of operations items are translated at average currency exchange rates. The resulting translation adjustments are presented as accumulated other comprehensive income (loss) for all periods presented. Substantially, all of the Company's operations are located in the United Kingdom.

                          TNX TELEVISION HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


--------------------------------------------------------------------------------


NOTE 3         NET LOSS PER SHARE
SUMMARY OF     ------------------
SIGNIFICANT
ACCOUNTING     Basic and  diluted  net loss per share are  calculated  using the
POLICIES       weighted  average  number of shares of common  stock  outstanding
(continued)    during each period.  Historical  shares of common stock have been retroactively  restated to give effect to the  exchange of shares with shares of TNX Television,  Inc. in November, 2003. Since the effect of an assumed  conversion of preferred  stock and exercise
               of  all   outstanding   stock  options  and  warrants   would  be
               anti-dilutive, basic and diluted loss per share are the same.



NOTE 4         PURCHASE CONTRACT
COMMITMENTS    -----------------

               In September 2003, TNCI UK entered into a Supply agreement with Linsang Manufacturing, Inc. ("LMIC"). LMIC provides TNCI UK with a nimble, single, "turn-key" source for the design, development, integration and delivery of broadband entertainment and information systems on trains. Under the agreement, which expires December 31, 2005, the companies will work together to aggressively develop and market TNCI UK's turnkey solutions to client specification in the passenger rail market. TNCI has currently committed to purchase approximately $14,000,000 of equipment.

                          TNX TELEVISION HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


--------------------------------------------------------------------------------


NOTE 5         Number of options exercisable into shares of common stock:
OPTIONS AND
WARRANTS



                                                         Nine Months Ended
                                                        September 30, 2004
                                           ----------------------------------------------
                                                                            Weighted
                                                                             Average
                                                             Option         Exercise
                                              Shares         Price            Price
                                           -----------    ------------     ----------
Outstanding, beginning of period            4,713,668     $ .129 - .25       $  .14
     Granted                                1,758,500     $1.14 - 2.70         1.56
     Cancelled                                   --
     Exercised                                   --
                                           ----------

Outstanding, end of period                  6,472,168      .129 - 2.70          .53

     Exercisable                            5,585,028      .129 - 2.47          .42

Weighted average remaining
     contractual life (years)                    4.96



               Number of warrants exercisable into shares of common stock:

                                               Nine Months Ended September 30, 2004
                                           ----------------------------------------------

                                                                            Weighted
                                                                             Average
                                                            Warrant         Exercise
                                              Shares         Price            Price
                                           -----------    ------------     ----------

Outstanding, beginning of year              1,195,710     $.129 - .25     $     .176
     Granted                                4,106,669     $      1.75           1.75
     Cancelled                                   --
     Exercised                                   --
                                            ---------

Outstanding, end of year                    5,302,379     .129 - 1.75           1.40

     Exercisable                            5,302,379     .129 - 1.75           1.40

Weighted average remaining
     contractual life (years)                    4.68


               During the nine months ended September 30, 2004, the Company issued options to consultants and employees of the Company. As a result, the Company recorded a charge of $444,532 during the period representing the fair value of the options issued for services.

                          TNX TELEVISION HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


--------------------------------------------------------------------------------


NOTE 6         The  Company  began to generate  cash from its  advertising-based
PLAN sales model in the third quarter of fiscal 2004 and these revenues will grow as the Company's installation base increases and a greater market acceptance of its medium as a viable outlet for advertisers exists. The Company believes the combination of the equity financing and cash generated from operations will provide sufficient cash resources to finance its operations and projected expansion of its marketing and research and development activities for the next 12 months. If, however, the Company is in a position to accelerate the installation of equipment in connection with new contracts with other TOCs that the Company does not currently anticipate, or if the revenues generated from its advertising-based sales model are less than the current forecast, it is possible that the Company would require more funds sooner than presently anticipated. In such event, the Company would need to obtain additional funds and cannot assure that it will be able to do so on favorable terms, if at all.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

In this section, "Management's Discussion and Analysis or Plan of Operation," references to "TNX", "we," "us," "our," and "ours" refer to TNX Television Holdings, Inc. and its consolidated subsidiaries.

The following discussion and analysis should be read in conjunction with the financial statements, related notes and other information included in this Quarterly Report on Form 10-QSB.

FORWARD-LOOKING INFORMATION

Except for historical information contained herein, this "Management's Discussion and Analysis or Plan of Operation" contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. These statements involve known and unknown risks and uncertainties that may cause our actual results or outcome to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such differences include, but are not limited to the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-KSB for the period ended December 31, 2003. In addition to statements that explicitly describe such risks and uncertainties, investors are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "plans" or "anticipates" to be uncertain and forward-looking.

BUSINESS OVERVIEW

We are engaged in the development, installation and operation of in-carriage networked systems on commuter railways. We have developed an integrated solution for railway commuter services that delivers news, entertainment and information programming to passengers via the operation of an in-carriage networked system (the TNX system). We believe that we are the only company in the United Kingdom, currently with a total solution for in-train television broadcasting. Our business model is designed to make the adoption of the system very simple for railway companies. We develop, install, maintain and finance all of the necessary equipment on the trains. We also provide all content programming and revenue generation management. We intend to generate revenues by selling commercial time to advertisers that would be aired during the programming similar to conventional television broadcasting. In return, we pay the train operator a negotiated fee for the concession rights to install the TNX system on their trains. We believe that installation of our TNX system offers considerable benefits to train operators beyond the additional revenues they would receive, including the ability to offer a more entertaining passenger experience and enhanced communication of information to passengers.

We believe that the success of our business model is predicated upon the accomplishment of the following objectives by us: (1) implementing a cost-effective technology system that meets regulatory approval and performs reliably on the trains, (2) securing contracts with train operating companies
(TOCs), (3) sourcing compelling and engaging content and (4) securing advertisers at competitive market rates.

If the implementation of our system is successful, we plan to expand into other markets in the second half of 2005, with targeted installation beginning in 2006. Other markets will be evaluated based on several criteria, including: number of passenger journeys per year, average journey length, passenger demographics, concentration of riders per journey, regulatory environment, competition, technology issues, strategic partnership opportunities and strength of advertising market, among others.

Our initial target market of commuter trains in the UK is comprised of approximately 950 million annual passenger journeys, based on the figures published by the Strategic Rail Authority ("SRA") of the UK in September 2004. We have secured seven concession contracts covering approximately 43.6 percent of this market.

In September 2004, our wholly-owned subsidiary, TNCI UK Ltd. ("TNX UK"), secured its seventh agreement with a TOC when it entered into a contract with One Railway ("One"), a major London commuter train operator, to install the TNX television system on One's fleet of trains. One is the new rail franchise for all train services serving London Liverpool Street and the East of England operating mainline, regional and inter-urban routes. The line is part of the National Express Group, one of the leading participants in the rail and bus industry internationally and in the UK and will provide the TNX television network to the London market. One's franchise covers approximately 103 million of the passenger journeys the lines carry annually. The London market is generally considered to be the most attractive UK market for advertisers due to its size and demographics. The parties had previously announced a letter of intent on August 17, 2004. Pursuant to the definitive agreement, TNX UK has the right to install its commuter television system on the company's entire fleet of trains and operate the system for six years.

The TOCs with which we have signed agreements or a letter of intent were granted franchises to run their rail service by the SRA or its predecessor. The franchises held by Central Trains and WAGN are in effect until April 2006 and the franchise held by Silverlink is effective until October 2006. The franchises held by each of Southern, One Railway and c2c are effective until January 2008, April 2011 and May 2011, respectively, while Arriva Train Wales' franchise is in effect until December 2018.

In July 2004, the UK government announced the results of a review of the UK rail industry in a White Paper called, "The Future of the Railways", which signaled certain proposed key changes to the structure of the UK rail industry, including the closing of the SRA and the transfer of its strategic functions and financial obligations to the Department of Transport. Based on the facts that the process of renewing a franchise normally takes at least 18 months and such process has not yet begun with respect to any of the relevant franchises expiring in 2005 or 2006, we believe that current holders of the rail service franchises that expire in 2005 or 2006, and with which TNX has signed a concession agreement, could continue to hold those franchises upon the expiration of their current term. In addition, the closing of the SRA and the transfer of its functions may extend the period before which any franchise re-tendering process is commenced. Where a franchise expires before a replacement TOC is selected, the SRA has, in the past, granted a two-year extension to the incumbent TOC.

Pursuant to our concession contracts with TOCs, other than Central Trains, we are aiming to install the TNX system on all of the 116.8 million annual passenger journeys on Southern, all of the 29.9 million on c2c, 11.9 million out of the 18.0 million on Arriva Trains Wales, all of the 36.0 million on WAGN, all of the 38.1 million on Silverlink and all of the 103.4 million on One Railway.

The rollout of the system commenced on Central Trains, a leading operator of commuter trains in the UK servicing the Birmingham metro area, and will be expanded in the fourth quarter of 2004 to cover other train operators, as well as more vehicles on Central Trains. As of September 30, 2004 we are currently installed and in operation on 78 vehicles serving approximately nine million annual passenger journeys. The timing of the roll-out will be subject to, among other things, our ability to secure funding for the roll-out. As such, we are presently considering an additional equity financing. Following this financing, we will consider a listing on the Alternative Investment Market ("AIM") of the London Stock Exchange. We have retained investment bankers in the UK in order to assist with our efforts. Any securities offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In September 2004, we launched our commercial advertising time product, which is sold to advertisers as part of the in-carriage captive audience programming in a manner which is similar to conventional television. We entered into an agreement with a top 10 global pharmaceutical company to advertise on the TNX television network. The advertising commenced on Central Trains, Ltd. We will offer up to nine minutes of commercials per half hour journey.

At this juncture, our success in our revenue model has been limited due to the fact that we were not in service in the London market, we lacked critical customer mass from several advertisers' perspectives and we approached the advertising community only several weeks before our launch at a time when many advertising budgets had already been set for the balance of the year.

In order to enhance our selling efforts and fine tune our content offering, we plan to conduct extensive independent market research to gauge passenger retention and advertising recall to our system now that it is up and running. Previously, we had conducted a pilot phase of the TNX system on both the Birmingham and London commuter train networks, from which customer feedback had been very positive. Based on the results of a leading independent research firm, we found that the advertising recall rate during the pilot phase compared quite favorably with other mediums, including television. We believe this independent data will help sales efforts with prospective advertisers. Furthermore, the UK commuter market is made up disproportionately of passengers with very desirable demographics to advertisers - upscale, well-educated, 18 to 54 years old, who, in general, are more difficult for advertisers to reach because they watch less television than the population as a whole. We believe the TNX system presents advertisers with a new, effective means to reach a captive group with highly desirable demographics. Since we expect to establish our rates based upon conventional advertising metrics, we expect to be able to increase the fees we charge advertisers and attract more advertisers as we expand our coverage area, particularly in the London area.

We are currently in the process of changing the name of our TNX television system to "360 onboard." We have recently applied to the UK trademarks registry for registration of the "360 onboard" logo in various relevant service mark classes. Such applications are currently still pending. There are a number of "360" type marks which are the subject of prior applications or registrations in the relevant service mark classes by third parties. Even if we are not successful in obtaining a registered trademark for the "360 onboard" logo (because of, for example, prior conflicting trademarks/service marks), that does not of itself prevent us from using an unregistered trademark.

We have entered into a content supply contract with ITN, a leading international news organization, to provide us comprehensive national and international news service on an exclusive basis to be shown on TNX's commuter rail television service in the UK. The term of the contract is three years and can be extended by mutual agreement. The content provided to us pursuant to this agreement will represent a significant portion of the content we expect to procure for the UK commuter market. We expect that the general interest items will be sourced from a range of production companies, mostly based in the UK, where there is a wide choice and competitive pricing.

We understand that the rail environment presents unique challenges to a company broadcasting near real time programming and general interest features and are currently working on enhancing the look and feel of our video content, as well as strengthening our brand equity with consumers.

In July 2004, we selected LMIC, Inc. to be the manufacturer of approximately 1,100 television systems. The contract is comprised of approximately $15 million in manufacturing services, and $250,000 of engineering services. This represents the second contract that we awarded LMIC, Inc. In November 2003, we entered into a contract with LMIC pursuant to which we agreed to pay $2.4 million for LMIC to design and manufacture the first 164 television systems.

At the present time, we are purchasing and plan to purchase in the near-term the on-train equipment with cash raised from investors. Based on our discussions with leading equipment financing companies, we expect that by the first half of 2005 to have demonstrated to their satisfaction that our business model is sustainable and will generate sufficient funds to pay for the equipment on a financing basis out of cash flows from operations.

CRITICAL ACCOUNTING POLICIES

Our Management's Discussion and Analysis or Plan of Operation section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to accrued expenses, financing operations and contingencies and litigation and bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of income tax assets and liabilities.

t 0 0 IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events such as product discontinuances, product dispositions or other changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of nondiscounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on our weighted average cost of capital, which represents the blended after-tax costs of debt and equity.

ACCOUNTING FOR INCOME TAXES

We account for income taxes in accordance with FASB Statement No. 109, "Accounting for Income Taxes," or SFAS 109, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion of or all of the deferred tax asset will not be realized.

The ability to recognize the deferred tax assets is evaluated quarterly by assessing the valuation allowance and by adjusting the amount of the allowance, if necessary. The factors used to assess the likelihood of realization are the forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. We have used tax-planning strategies to realize or renew net deferred tax assets in order to avoid the potential loss of future tax benefits.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2003

REVENUES

During the three months ended September 30, 2004 we recorded revenues of $8,497 as compared to no operating revenues for the three months ended September 30, 2003. We began generating revenues from our advertising-based sales model during the third quarter of 2004. The revenues will initially consist of sales of commercial time to advertisers interspersed during our general programming content shown to train passengers. We expect that revenues will increase as we gain a critical mass of passengers viewing our system, particularly in the London market, demonstrate passenger retention rates and advertising recall rates in live operating environments and increase our sales and marketing efforts to the advertising community. We expect to see a significant increase in revenues by the second quarter of 2005, as result of expected roll-out schedule and marketing efforts.

OPERATING EXPENSES

During the three months ended September 30, 2004, our direct and operating expenses were $2,665,459 as compared to $777,964 for the three months ended September 30, 2003, an increase of 242%. This increase was primarily due to additional expenditures related to our first TOC contract, which included an increase in personnel and associated overhead, installation and operation for 75 train cars, engineering expenditures for two other TOC contracts, as well as added corporate costs associated with becoming a public company, including engaging in investor relations activities and increased professional services fees, such as legal and accounting fees.

Our salaries and employee related expenses for the three months ended September 30, 2004 totaled $766,190 as compared to $286,232 for the three months ended September 30, 2003, a 167% increase. As of September 30, 2004, we had 35 employees, including 10 individuals hired during the quarter as compared to a total of 10 employees as of end of the three months ended September 30, 2003. Expansion of overhead during 2003 and the first half of 2004, particularly in the area of operations, engineering, finance and media management, occurred as we geared up in order to satisfy the requirements of our first TOC contract. We do not believe that a proportionate increase will be required for future contracts with TOCs.

Our general and administrative expenses for the three months ended September 30, 2004 totaled $1,586,745 as compared to $472,542 for the three months ended September 30, 2003, a 235% increase. Such increase was due to the expansion of general and administrative expenses to meet the needs of our first and future TOC contracts, including content procurement, development, and management, as well as added corporate costs associated with becoming a public company, increased professional services fees, such as legal and accounting fees in connection with, among other things, our financial audits and public filings. Other expenses of $482,190 were incurred in connection with investor relations of which, $270,740 was paid in cash and $211,450 in common stock.

During the three months ended September 30, 2004 and September 30, 2003, we did not have any research and development costs. We currently have no budget for research and development. We are, however, looking into new products to support our existing product line. Funding sources, however, would need to be developed to support those activities.

During the three months ended September 30, 2004, our non-employee sales and marketing compensation costs were approximately $34,650 as compared to approximately $48,600 for the three months ended September 30, 2003, a decrease of 29%. Spending for the three months ended September 30, 2004 was primarily in connection with the launch of the Central Trains fleet of vehicles In the three months ending September 30, 2003 the Company conducted a detailed market research project for an initial product trial with one of our prospective TOC customers while a similar initiative did not occur in the three months ended September 30, 2004.

During the three months ended September 30, 2004, we granted options to purchase a total of 1,047,500 shares of our common stock, of which 1,027,500 went to employees. Included in this grant were two grants of 10,000 options to purchase an aggregate of 20,000 shares to unaffiliated consultants. These options were valued at $4,000, the fair market value of the options based on the Black-Scholes option pricing model. During the three months ended September 30, 2003, we did not grant any options to purchase shares of our common stock.

During the three months ended September 30, 2004, we did not grant any warrants. We issued 183,000 shares of restricted stock to two groups for services related to investor relation initiatives. These shares were valued at $211,450. During the three months ended September 30, 2003, we granted warrants to purchase an aggregate of 732,881 shares of our common stock.

INTEREST EXPENSE AND INTEREST INCOME, NET

During the three months ended September 30, 2004, our interest expense and interest income, net, were $51 and $10,422 respectively, as compared to $22,359 and $238, respectively, for the three months ended September 30, 2003. Our interest expenses were related to interest paid on our investor and corporate office loans and our interest income, net, was comprised of accrued interest on our bank deposits.

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003

REVENUES

During the nine months ended September 30, 2004 we recorded revenues of $8,497 as compared to no operating revenues for the nine months ended September 30, 2003. We began generating revenues from our advertising-based sales model during the third quarter of 2004. The revenues will initially consist of sales of commercial time to advertisers interspersed during our general programming content shown to train passengers. We expect that as we gain a critical mass of passengers viewing our system particularly in the London market, demonstrate passenger retention rates and advertising recall rates in live operating environments and increase our sales and marketing efforts to the advertising community that revenues will increase. We expect to see a significant increase in revenues by the second quarter of 2005, as result of expected roll-out schedule and marketing efforts.

OPERATING EXPENSES

During the nine months ended September 30, 2004, our direct and operating expenses were $8,217,007 as compared to $2,143,732 for the nine months ended September 30, 2003, an increase of 283%. This increase was primarily due to additional expenditures related to our seven secured TOC contracts, which included an increase in personnel and associated overhead, installation and operation for 78 train cars for an initial contract, engineering costs for three TOC contracts, as well as added corporate costs associated with becoming a public company, including engaging in investor relations activities, due diligence and investigation for listing on the AIM and increased professional services fees, such as legal and accounting fees.

Our salaries and employee related expenses for the nine months ended September 30, 2004 totaled $2,067,883 as compared to $713,285 for the nine months ended September 30, 2003, a 189% increase. As of September 30, 2004, we had 35 employees, including sixteen individuals hired during the first nine months, as compared to a total of 10 employees as of September 30, 2003. Expansion of overhead during 2003 and the first nine months of 2004, particularly in the area of operations, engineering, finance and media management, occurred as we geared up in order to satisfy the requirements of our first TOC contract and follow-on contracts. We do not believe that a proportionate increase will be required for future contracts with TOCs.

Our general and administrative expenses for the nine months ended September 30, 2004 totaled $5,324,737 as compared to $1,366,997 for the nine months ended September 30, 2003, a 290% increase. Such increase was due to the expansion of general and administrative expenses to meet the needs of our first and future TOC contracts, as well as added corporate costs associated with becoming a public company, increased professional services fees, such as legal and accounting fees in connection with, among other things, our financial audits and public filings. Other expenses were incurred in connection with investor relations of $1,423,877 plus the issuance of 283,000 shares of restricted stock and an agreement with a third party to develop investor collateral material, pursuant to which we issued 25,000 options to purchase our common stock.

During the nine months ended September 30, 2004 and September 30, 2003, we did not have any research and development costs. We currently have no budget for research and development. We are, however, looking into new products to support our existing product line. Funding sources, however, would need to be developed to support those activities.

During the nine months ended September 30, 2004, our non-employee sales and marketing compensation costs were approximately $121,300 as compared to approximately $79,100 for the nine months ended September 30, 2003, an increase of 53%. During the first nine months of 2004, we utilized the services of a third party public relation firm to assist us in managing press and railway passenger interest in the system and conducted market research for a prospective TOC. The increase in spending was primarily due to increased activity in connection with the launch of the Central Trains' fleet and nine months of support from a third party public relations firm.

During the nine months ended September 30, 2004, we granted options to purchase a total of 1,758,500 shares of our common stock. Nicolas Rogerson, a non-employee Director, was granted options to purchase 250,000 shares of common stock at an exercise price of $1.25 per share for his services as a director, Board committee member and consultant. The options granted to Mr. Rogerson were valued at $350,000. An employee was granted options to purchase 125,000 shares of common stock at an exercise price of $1.35 per share for recognition of services to the Company. The options granted to the employee resulted in a recorded compensation expense of $68,750. We granted options to purchase an aggregate of 30,000 shares to an unaffiliated consultant. These options were valued at $11,000, the fair market value of the options based on the Black-Scholes option pricing model. We granted options to purchase an aggregate of 25,000 shares to an unaffiliated consultant. These options were valued at $10,782, the fair market value of options based on the Black-Scholes option pricing model. We also issued 283,000 shares of restricted stock to unaffiliated consultants for investor relations services. These shares were valued at $363,000. During the nine months ended September 30, 2003, we did not grant any options to purchase shares of our common stock.

During the nine months ended September 30, 2004, we granted warrants to purchase an aggregate of 4,106,669 shares as part of the 5% Series A convertible preferred stock private placement offering that was concluded on April 28, 2004, of which 3,733,338 warrants to purchase shares were issued to purchasers of the 5% Series A convertible preferred stock. The remaining warrants to purchase 373,331 shares were issued to the placement agents. These placement agent warrants were valued at $437,000, the fair market value of the warrants based on the Black-Scholes option pricing model. We also issued 150,000 shares of restricted stock to an unaffiliated consultant for services related to the private placement. These shares were valued at $375,000. During the nine months ended September 30, 2003, we granted warrants to purchase an aggregate of 1,130,984 shares of our common stock.

During the nine months ended September 30, 2004, we issued to investors 10,080 shares of 5% Series A convertible preferred stock with a stated value of $1,000 per share, convertible into an aggregate of 7,466,664 shares of our common stock at a conversion price of $1.35 and warrants to purchase an aggregate of 3,733,338 shares of common stock at an exercise price of $1.75 per share. As of September 30, 2004, 2,056 shares of 5% Series A convertible preferred stock had been converted into 1,522,963 shares of common stock. As of November 8, 2004, 2,406 shares of 5% Series A convertible preferred stock had been converted into 1,782,222 shares of common stock.

Each share of Series A preferred stock entitles the holder to receive a 5% cumulative dividend payable quarterly in arrears within three trading days of each of March 31, June 30, September 30 and December 31. We may pay the dividends, at our option, either in cash or shares of common stock. For the nine months ended September 30, 2004 we elected to pay the dividend in the form of common stock and as such issued 168,973 shares of common stock.

INTEREST EXPENSE AND INTEREST INCOME, NET

During the nine months ended September 30, 2004, our interest expense and interest income, net, were $80 and $29,994 respectively, as compared to $25,725 and $1,270, respectively, for the nine months ended September 30, 2003. Our interest expenses were related to interest paid on our investor and corporate office loans and our interest income, net, was comprised of accrued interest on our bank deposits.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we have incurred significant operating and net losses due in large part to the start-up and development of our operations. At September 30, 2004, we had working capital deficiency (current assets less current liabilities) of $269,674, as compared to a working capital deficiency of $1,572,917 as of December 31, 2003. As of September 30, 2004, we had an accumulated deficit of $15,868,004. We anticipate that we will continue to incur operating and net losses for the foreseeable future.

At September 30, 2004, we had cash, cash equivalents and short-term deposits of $677,474 as compared to $90,947 at December 31, 2003.

Capital expenditures for the nine months ended September 30, 2004 were $3,764,080 as compared to capital expenditures of $359,207 for the nine months ended September 30, 2003. This capital investment represents expenditures made on product development and equipment required for the first TOC contract. This increase was primarily due to our investment in proprietary player software to ensure seamless content transition between segments and in the engineering of our system to meet the stringent railway regulatory environment. We have outstanding capital commitments of approximately $14,000,000 for the purchase of product and equipment required for our TOC contracts.

We generated negative cash flow from operating activities of $7,359,067 during the nine months ended September 30, 2004, as compared to $1,226,513 during the nine months ended September 30, 2003. This increase in negative cash flow was primarily due to our expansion of the organization and associated overhead related to performing our initial TOC contract, work on our second and third TOC contracts, acquisition and development of programming content, purchase and installation of equipment for on-train product trials on seventy-eight cars, and added corporate costs associated with becoming a public company, including investor relations and increased professional services fees, such as legal and accounting fees.

To date, we have financed our operations with cash from financing activities totaling approximately $18,388,259. For the nine months ended September 30, 2004, we received $11,638,384 in net cash proceeds from financing activities, primarily from the private placement of securities described in PART II, Item 2 below. As of September 30, 2004, we had no bank line of credit and had no commercial loans.

On April 28, 2004, we completed a private placement of securities in which we raised approximately $10,080,000 in gross proceeds from a group of institutional and accredited investors. The private placement resulted in net proceeds to us of approximately $9,300,000 after deducting the placement agent fees and other expenses related to the private placement. We used a portion of the net proceeds from the financing to repay approximately $850,000 of indebtedness to certain of our affiliates. The remainder is being used for general corporate purposes and working capital. We began to generate cash from our advertising-based sales model in the third quarter of fiscal 2004 and we expect these revenues will grow as our installation base increases and a greater market acceptance of our medium as a viable outlet for advertisers exists.

Each share of Series A preferred stock entitles the holder to receive a 5% cumulative dividend payable quarterly in arrears within three trading days of each of March 31, June 30, September 30 and December 31. We may pay the dividends, at our option, either in cash or shares of common stock. On September 30, 2004, we elected to pay the dividend in the form of common stock and as such, issued 104,801 shares of common stock.

As a result of higher costs associated in the roll-out of our initial contract, delays regarding the start of revenue generation from advertising sales, increased costs associated with our initial contract and higher than expected costs to being a public entity, we will require more funds during the fourth quarter of 2004 .We are considering other alternatives for financing, which may include public or private equity financings. As an interim measure we are anticipating raising $700,000 through a bridge financing. As of November 13, we have received $575,000 of which $450,000 was from related parties, including $200,000 from Irwin Gross, our Chairman and CEO and $250,000 from Platinum Partners, a 5% shareholder. The loans carry a 7 percent interest rate and 25 percent warrant coverage. The price of the warrants will be tied to a future equity financing of $7 million or more should such a financing occur. There can be no assurance that such additional financing, if at all available, can be obtained on terms acceptable to us. If we are unable to obtain such additional financing, future operations will need to be scaled back further or discontinued.

Our financial statements have been prepared assuming that we will continue as a going concern. As discussed in the notes to the financial statements, TNX, which is in the development stage, has suffered recurring losses from operations and has a net capital deficiency.

ITEM 3. CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures. Our principal executive officer and principal financial officer, after evaluating the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this Quarterly Report on Form 10-QSB, have concluded that, based on such evaluation, our disclosure controls and procedures were adequate and effective to ensure that material information relating to us, including our consolidated subsidiaries, was made known to them by others within those entities, particularly during the period in which this Quarterly Report on Form 10-QSB was being prepared.

(b) Changes in Internal Controls. There were no changes in our internal control over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

Not applicable.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

After giving effect to a private placement, which closed on April 28, 2004, we had outstanding 47,940,860 shares of common stock and 10,080 shares of 5% Series A convertible preferred stock, convertible into an aggregate of approximately 7,466,664 shares of common stock, outstanding warrants to purchase an aggregate of 7,026,804 shares of common stock and outstanding options to purchase an aggregate of 4,747,743 shares of common stock. As of September 30, 2004, certain holders of our preferred stock have converted an aggregate of 2,056 shares of such preferred stock into 1,522,963 shares of common stock subsequent to the filing of the prospectus covering resale of such shares of common stock on June 15, 2004. As of November 8, 2004, certain holders of our preferred stock have converted an aggregate of 2,406 shares of such preferred stock into 1,782,222 shares of common stock.

Each share of Series A preferred stock entitles the holder to receive a 5% cumulative dividend payable quarterly in arrears within three trading days of each of March 31, June 30, September 30 and December 31. We may pay the dividends, at our option, either in cash or shares of common stock. For the nine months ended September 30, 2004 we elected to pay the dividend in the form of common stock and as such issued 168,973 shares of common stock.

We issued a total of 183,000 shares of restricted stock to two groups for services related to investor relation initiatives.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

Not applicable.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Not applicable.

ITEM 5. OTHER INFORMATION.

On July 12, 2004,  Stephen  Ollier  advised the Board of  Directors  orally at a
Board meeting that he was resigning as a Director of the Company. Previously, Mr. Ollier was given notice with respect to his employment as Managing Director of TNX UK.

On August 16, 2004, we entered into an employment agreement with Irwin Gross, our Chairman, President and Chief Executive Officer, pursuant to which Mr. Gross has agreed to devote at least 60 percent of his time to us. Mr. Gross will receive a salary of $300,000 and an annual targeted bonus of 100% of his salary upon the achievement of certain specified goals and will be eligible to participate in our employee benefit plans available to our full time employees and their families. Mr. Gross' employment is terminable by notice by him or us. If the agreement is terminated by us without cause or by Mr. Gross with good reason (as defined in the agreement), he shall be entitled to 12 months' salary and a bonus of up to a specified amount, continue to participate in our employee benefit plans and all of his unvested stock options will fully vest. If the agreement is terminated in other circumstances, his participation in these plans will cease in accordance with the terms of those plans.

On August 16, 2004, we entered into a service agreement with David Shevrin, Vice President of Strategic Planning and Finance and Corporate Secretary, under which he will devote his full business time and energies to us and have agreed to pay David Shevrin a salary of $180,000. Mr Shevrin is also entitled to an annual targeted bonus of 60% of his salary upon the achievement of certain specific goals agreed with us and will be eligible to participate in our employee benefit plans or programs available to our full time employees and their families. Mr Shevrin's employment is terminable by notice by him or us. If the agreement is terminated by us without cause or by Mr. Shevrin with good reason (as defined in the agreement), he shall be entitled to 50% of his annual salary, increasing by 8.33% for each year of service; up to 100% for six or more years and bonus of up to a specified amount and to continue to participate in our employee benefit plans and programs and all unvested options will fully vest. If the agreement is terminated in other circumstances, his participation in these plans and programs will cease in accordance with the terms of those plans.

On August 2, 2004, we entered into a letter agreement with Carl J. Yankowski, one of our non-employee directors, in order to confirm the terms of his directorship for a one year term commencing July 28, 2004 or until our next annual meeting of stockholders during which time all of our current directors will stand reelection. Mr. Yankowski is currently Chairman and CEO of Majesco Holdings, Inc. He will serve as Chairman of the Compensation Committee and as a member of the Audit and Corporate Governance/ Nominating committees. Mr. Yankowski was granted stock options to purchase up to 60,000 shares of our common stock at an exercise price of $1.51 per share. In addition, Mr. Yankowski shall receive $1,250 in monthly fees, which will increase to $2,500 after such time as we secure equity financing of at least $18 million.

On September 12, 2004, Lance Silver resigned from the Board of Directors of the Registrant. Mr. Silver cited prior commitments related to his own business enterprises as the reason for his resignation.

ITEM 6. EXHIBITS

The following exhibits are being filed with this Report:

Exhibit Number   Description
--------------   -----------

     10.1        Employment Agreement by and between the Registrant and Irwin L.
                 Gross, dated as of August 16, 2004 *

     10.2        Employment Agreement by and between the Registrant and David N.
                 Shevrin, dated as of August 16, 2004 *

     10.3        Letter Agreement by and between the Registrant and Carl J.
                 Yankowski, dated as of August 2, 2004 * 31.1 Certification of Chief Executive Officer *

     31.2        Certification of Chief Financial Officer *

     32.1        Certification of Principal Executive Officer pursuant to U.S.C.
                 Section 1350 *

     32.2        Certification of Principal Financial Officer pursuant to U.S.C.
                 Section 1350 *

* Filed herewith

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       TNX TELEVISION HOLDINGS, INC.

Dated:  November 15, 2004              By: Irwin L. Gross
                                           --------------
                                           Irwin L. Gross
                                           Chief Executive Officer
                                           (Principal Executive Officer)

Dated:  November 15, 2004              By: Norman Fetterman
                                           ----------------
                                           Norman Fetterman
                                           Chief Financial Officer,
                                           (Principal Financial and
                                           Accounting Officer)

                                                                    EXHIBIT 10.1

                          TNX TELEVISION HOLDINGS, INC.
                         1811 CHESTNUT STREET, SUITE 120
                        PHILADELPHIA, PENNSYLVANIA 19103

                                                                 August 16, 2004

Irwin L. Gross
c/o TNX Television Holdings, Inc.
1811 Chestnut Street, Suite 120
Philadelphia, Pennsylvania  19103

      Re:   Employment Agreement

Dear Mr. Gross:

      This letter is to confirm our understanding with respect to (i) your future employment by TNX Television Holdings, Inc. (the "Company"), (ii) your agreement not to compete with the Company, or any present or future parent, subsidiary or affiliate of the Company (each, a "Company Affiliate" and collectively, together with the Company, the "Company Group"), (iii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company Group and (iv) your agreement with respect to the ownership of inventions, ideas, copyrights and patents which may be used in the business of the Company Group (the terms and conditions agreed to in this letter are hereinafter referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

      1. Employment.

            (a) Subject to the terms and conditions of this Agreement, the Company will employ you, and you will be employed by the Company and/or any Company Affiliate designated by the Company, as Chairman & CEO reporting to the Board. As CEO you will be primarily responsible for raising sufficient capital to meet the Company's business plan requirements, interacting with investment bankers, institutional and retail investors, overall investor relations activities and corporate strategic planning. As Chairman you will have the responsibilities, duty and authority commensurate with the position of Chairman of the Board of Directors, managing the Board's business and acting as its facilitator and guide, including, without limitation, determining board composition and organization, clarifying Board and Management responsibilities, planning and managing Board meetings, overseeing the development of corporate governance principles and practices, overseeing the decision-making process with respect to acquisitions and divestitures, financings and similar activities, all in consultation with the President and Chief Executive Office and developing the effectiveness of the Board. You will also perform such other and/or different services for the Company as may be assigned to you from time to time by the Board. The principal location at which you will perform such services will be the Company's facility located at 1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103 or such facility as approved by the Board, although you will be available to perform services at any other Company facility and to travel as the needs of business may require.

            (b) Devotion to Duties. While you are employed hereunder, you will use your best efforts, skills and abilities to perform faithfully all duties assigned to you pursuant to this Agreement and will devote at least sixty per cent of your business time and energies to the business and affairs of the Company.

      2. Term; Termination. Your employment hereunder will commence on November 13, 2003 (the "Commencement Date") and will be on an "at-will" basis and may be terminated by the Company or by you for any reason or for no reason.

      3. Compensation.

            (a) Base Salary. While you are employed hereunder, the Company will pay you a base salary at the annual rate of $300,000 (the "Base Salary"). The Base Salary shall be reviewed by the Company prior to the expiration of the 30-day period immediately subsequent to the annual anniversary of the Commencement Date and may be subject to adjustment in the discretion of the Company. The Base Salary will be payable in substantially equal installments in accordance with the Company's payroll practices as in effect from time to time. The Company will deduct from each such installment all amounts required to be deducted or withheld under applicable law or under any employee benefit plan in which you participate. You understand and acknowledge that the annualized amount of the Base Salary is set forth as a matter of convenience and does not constitute nor will be deemed to constitute an agreement by the Company to employ you for any specific period of time.

            (b) Bonus. In addition to the Base Salary, the Company may pay you an annual bonus pursuant to the Company's Bonus Plan (the "Bonus"). Upon the achievement of certain goals previously agreed to by you and the Company, you shall be entitled to a bonus equal to 100% of your Base Salary (the "Targeted Bonus Level"). Upon the achievement of the goals referred to in the immediately preceding sentence, as well as the achievement of additional goals previously agreed to by you and the Company, you shall be entitled to a bonus of up to 150% of your Base Salary ("Additional Targeted Bonus Level").

            (c) Equity Compensation. At the discretion of and subject to approval by the Board, and pursuant to a written stock option agreement (the "Stock Option Agreement") between the Company and you under the TNX Television Holdings, Inc Director, Officer and Consultant Stock Option Plan (the "Plan"), you will be eligible to receive an annual option (the "Option") to purchase shares of the Company's common stock (the "Common Stock"). The exercise price for the Option will be the fair market value per share of the Common Stock on the date the Option is granted and the other terms and conditions of the Option will be as set forth in the Plan and the Stock Option Agreement. The Option will be an incentive stock option to the extent permissible under applicable law. Nothing in this Agreement, the Plan or the Stock Option Agreement will be construed to create an express or implied contract or promise to employ you for any specific period of time.

            (d) Vacation. You will be entitled to 20 days of paid vacation and three personal days in each calendar year and paid holidays in accordance with the Company's policies for its senior executives as in effect from time to time. All vacation days will be taken at times mutually agreed by you and the Company and will be subject to the business needs of the Company. Up to five (5) days of accrued unused vacation may be carried over from year to year.

            (e) Fringe Benefits. You will be entitled to participate in employee benefit plans which the Company provides or may establish for the benefit of its senior executives generally (for example, group life, disability, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans) (collectively, the "Fringe Benefits"), provided that the Fringe Benefits will not include any stock option or similar plans relating to the grant of equity securities of the Company. Your eligibility to participate in the Fringe Benefits and receive benefits thereunder will be subject to the plan documents governing such Fringe Benefits. Nothing contained herein will require the Company to establish or maintain any Fringe Benefits.

            (f) Automobile Allowance. You will be entitled to receive a $700 per month allowance for your automotive expenses.

            (g) Club Membership. You will be entitled to receive an annual stipend to cover your membership in the Union League of Philadelphia and the Boca Raton Resort & Country Club. Such annual membership dues shall not exceed $4,000 and $2,000 for the Union League of Philadelphia and the Boca Raton Resort & Country Club, respectively. Upon presentation of documentation of such annual dues reasonably satisfactory to the Company, the Company will reimburse you for these annual dues.

            (h) Reimbursement of Expenses. Upon presentation of documentation of such expenses reasonably satisfactory to the Company, the Company will reimburse you for all ordinary and reasonable out-of-pocket business expenses that are reasonably incurred by you in furtherance of the Company's business in accordance with the Company's policies with respect thereto as in effect from time to time.

      4. Severance Compensation.

            (a) Definition of Accrued Obligations. For purposes of this Agreement, "Accrued Obligations" means (i) the portion of your Base Salary as has accrued prior to any termination of your employment with the Company and has not yet been paid, (ii) an amount equal to the value of your accrued unused vacation days, (iii) the amount of any Bonus earned and accrued but not yet paid, which amount will include a pro rata portion of any Bonus which would have been earned if such termination had not occurred and (iv) the amount of any expenses properly incurred by you on behalf of the Company prior to any such termination and not yet reimbursed.

            (b) Termination Without Cause or for a Good Reason. If your employment hereunder is terminated either by the Company without Cause or by you for a Good Reason (either pursuant to Section 4(c) or 4(d) below):

                  (i) The  Company  will  pay  the  Accrued  Obligations  to you promptly following such termination.

                  (ii) The Company will continue to make monthly payments to you in the aggregate amount equal to 100% of your Base Salary at the rate in effect at such termination in accordance with Section 3(a) of this Agreement for the period commencing on the date of such termination and ending on the one-year anniversary of the date of such termination.

                  (iii) The Company will continue to provide you with the Fringe
            Benefits for so long as it is obligated to continue payments equal to the Base Salary pursuant to Section 4(b)(ii) above, subject to applicable law and the terms of the respective policies.

                  (iv) The Company will pay you accrued unused vacation.

                  (v) The Company will continue to pay you the Bonus in accordance with Section 3(b) of this Agreement. The amount of such bonus after the date of such termination will equal the greater of
            (A) the pro rata portion of the last such Bonus paid before the date of such termination, (B) the average of the three most recent Bonuses paid before the date of such termination (and all such prior bonuses if less than three); or (C) the Targeted Bonus Level.

                  (vi) All unvested  Options  issued to you by the Company prior to or during your employment shall fully vest.

            (c) Definition of "Cause". For purposes of this Agreement, "Cause" means (i) your conviction of a felony, either in connection with the performance of your obligations to the Company or which otherwise materially and adversely affects your ability to perform such obligations,
      (ii) your willful disloyalty or deliberate dishonesty, (iii) the commission by you of an act of fraud or embezzlement against the Company, or (iv) a material breach by you of any material provision of this Agreement which breach is not cured within 30 days after delivery to you by the Company of written notice of such breach, provided that if such breach is not capable of being cured within such 30 day period, you will have a reasonable additional period to cure such breach but only if you promptly commence and continue good faith efforts to cure such breach. Any determination under this Section 4(c) will be made by a majority of the Board voting on such determination. With respect to any such determination, the Board will act fairly and in utmost good faith and will give you and your counsel an opportunity to appear and be heard at a meeting of the Board or and present evidence on your behalf. No act or omission on your part will be considered "willful" unless done, or admitted to be done, by you in bad faith or without your reasonable belief that such act or omission was in the best interest of the Company.

            (d) Definition of "Good Reason". For purposes of this Agreement, a "Good Reason" means any of the following:

                  (i) A material  adverse  change by the Company in your duties, authority or responsibilities as CEO of the Company which causes your position with the Company to become of less responsibility or authority than your position as of immediately following the Commencement Date, provided that such change is not in connection with a termination of your employment hereunder by the Company;

                  (ii) The  assignment  to you of  duties  not  commensurate  or consistent with your position as CEO of the Company without your prior written consent;

                  (iii) A  reduction  in your  compensation  or  other  benefits except such a reduction in connection with a general reduction in compensation or other benefits of all senior executives of the Company;

                  (iv) A material  breach of this  Agreement by the Company that has not been cured within 30 days after written notice thereof by you to the Company;

                  (v) A Change of Control (as defined in Section  4(e) below) of the Company; or

                  (vi) Failure by the Company to obtain the  assumption  of this
            Agreement by any successor to the Company.

            (e) Definition of "Change of Control" For purposes of this Agreement, a Change of Control means with respect to the Company or any of its major subsidiaries that any of the following events has occurred:

                  (i) Any person  (as such term is used in Section  13(d) of the
            Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) becomes the beneficial owner or owners (as defined in Rule I 3d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly (the "Control Group"), of more than 50% of the outstanding equity securities of the Company, or otherwise becomes entitled, directly or indirectly, to vote more than 50% of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company, provided that a Change of Control will not have occurred if such Control Group acquired securities or Voting Power solely by purchasing securities from the Company, including, without limitation, acquisition of securities by one or more third party investors such as venture capital investor(s);

                  (ii) A consolidation or merger (in one transaction or a series of related transactions) of the Company pursuant to which the holders of the Company's equity securities immediately prior to such transaction or series of related transactions would not be the holders, directly or indirectly, immediately after such transaction or series of related transactions of more than 50% of the Voting Power of the entity surviving such transaction or series of related transactions;

                  (iii) The sale,  lease,  exchange  or other  transfer  (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or its major subsidiaries; or

                  (iv) The  liquidation  or  dissolution  of the  Company or the
            Company ceasing to do business.

      5. Prohibited Competition.

            (a) Certain Acknowledgements and Agreements.

                  (i) We have  discussed,  and you recognize and acknowledge the competitive and proprietary aspects of the business of the Company Group.

                  (ii) You acknowledge that a business will be deemed competitive with the Company Group if it performs any of the services or manufactures or sells any of the products provided or offered by the Company Group or if it performs any other services and/or engages in the production, manufacture, distribution or sale of any product similar to services or products, which services or products were performed, produced, manufactured, distributed, sold, under development or planned by the Company Group during the period while you are employed hereunder.

                  (iii) You further  acknowledge  that,  while you are  employed hereunder, the Company Group will furnish, disclose or make available to you Confidential Information (as defined below) related to the business of the Company Group and that the Company Group may provide you with unique and specialized training. You also acknowledge that such Confidential Information and such training have been developed and will be developed by the Company Group through the expenditure by the Company Group of substantial time, effort and money and that all such Confidential Information and training could be used by you to compete with the Company Group. You also acknowledge that if you become employed or affiliated with any competitor of the Company Group in violation of your obligations in this Agreement, it is inevitable that you would disclose the Confidential Information to such competitor and would use such Confidential Information, knowingly or unknowingly, on behalf of such competitor. Further, while you are employed hereunder, you will be introduced to customers and others with important relationships to the Company Group. You acknowledge that any and all "goodwill" created through such introductions belongs exclusively to the Company Group, including, without limitation, any goodwill created as a result of direct or indirect contacts or relationships between yourself and any customers of the Company Group.

                  (iv) For purposes of this Agreement, "Confidential Information" means confidential and proprietary information of the Company Group, whether in written, oral, electronic or other form, including but not limited to, information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions, or any other scientific, technical or trade secrets of the Company Group or of any third party provided to you or the Company Group under a condition of confidentiality, provided that Confidential Information will not include information that is in the public domain other than through any fault or act by you. The term "trade secrets," as used in this Agreement, will be given its broadest possible interpretation under the law of Pennsylvania and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.

            (b) Non-Competition; Non-Solicitation. While you are employed hereunder and for a period of one year following the termination of your employment hereunder for any reason or for no reason, you will not, without the prior written consent of the Company:

                  (i) For  yourself or on behalf of any other  person or entity, directly or indirectly,  either as principal,  partner, stockholder, officer, director, member employee, consultant, agent, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is competitive with the business of the Company Group (each, a "Restricted Activity") within the United Kingdom of Great Britain and Ireland and any other territories in which the Company or its major subsidiaries generates substantial revenue (the "Restricted Territory"), except that (A) nothing contained herein will preclude you from purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed one percent of the issued and outstanding securities of any class of securities of such business and (B) nothing contained herein will prohibit you from engaging in a Restricted Activity for or with respect to any subsidiary, division or affiliate or unit (each, a "Unit") of an entity if that Unit is not engaged in any business which is competitive with the business of the Company Group, irrespective of whether some other Unit of such entity engages in such competition (as long as you do not engage in a Restricted Activity for such other Unit); or

                  (ii) Either  individually or on behalf of or through any third party, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company Group, any customers or patrons of the Company Group, or any prospective customers or patrons with respect to which the Company Group has developed or made a sales presentation (or similar offering of services); or

                  (iii) Either individually or on behalf of or through any third party, directly or indirectly, (A) solicit, entice or persuade or attempt to solicit, entice or persuade any employees of or consultant to the Company Group to leave the service of the Company Group for any reason, or (B) employ, cause to be employed, or solicit the employment of, any employee of or consultant to the Company Group while any such person is providing services to the Company Group or within six months after any such person has ceased providing services to the Company Group; or

                  (iv) Either  individually or on behalf of or through any third party, directly or indirectly, interfere with, or attempt to interfere with, the relations between the Company Group and any vendor or supplier to the Company Group.

            (c) Reasonableness of Restrictions. You further recognize and acknowledge that (i) the types of employment which are prohibited by this
      Section 5 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company Group and to your other prospective employers and (ii) the time period and the specific but broad geographical scope of the provisions of this Section 5 is reasonable, legitimate and fair to you in light of the Company Group's need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company Group's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

            (d) Survival of Acknowledgements and Agreements. Your acknowledgements and agreements set forth in this Section 5 will survive the termination of this Agreement and the termination of your employment hereunder for any reason or for no reason.

      6. Protected Information. You will at all times, both during the period while you are employed hereunder and after the termination of this Agreement and the termination of your employment hereunder for any reason or for no reason, maintain in confidence and will not, without the prior written consent of the Company Group, use, except as required in the course of performance of your duties for the Company Group or by court order, disclose or give to others any Confidential Information. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive Confidential Information, in regard to any Confidential Information, or concerning any fact or circumstance relating thereto, you will promptly notify the Company. Upon the termination of your employment hereunder for any reason or for no reason, or if the Company Group otherwise requests, you will return to the Company Group all tangible Confidential Information and copies thereof (regardless how such Confidential Information or copies are maintained). The terms of this Section 6 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that you may have relating to the protection of the Company Group's Confidential Information. The terms of this Section 6 will survive indefinitely any termination of this Agreement and/or any termination of your employment hereunder for any reason or for no reason.

      7. Ownership of Ideas, Copyrights and Patents.

            (a) Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods and formulae (collectively, the "Inventions") which may be used in the current or planned business of the Company Group or which in any way relates to such business, whether patentable, copyrightable or not, which you may conceive, reduce to practice or develop while you are employed hereunder (and, if based on or related to any Confidential Information, within two years after termination of such employment for any reason or for no reason), alone or in conjunction with another or others, whether during or out of regular business hours, whether or not on the Company Group's premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company Group or otherwise, will be the sole and exclusive property of the Company Group, and that you will not publish any of the Inventions without the prior written consent of the Company Group. Without limiting the foregoing, you also acknowledge that all original works of authorship which are made by you (solely or jointly with others) within the scope of your employment or which relate to the business of the Company Group and which are protectable by copyright are "works made for hire" pursuant to the United States Copyright Act (17 U.S.C. Section 101). You hereby assign to the Company Group all of your right, title and interest in and to all of the foregoing. You further represent that, to the best of your knowledge and belief, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will use your best efforts to prevent any such violation.

            (b) Cooperation. At any time during your employment hereunder or after the termination of your employment hereunder for any reason or for no reason, you will cooperate fully with the Company Group's and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company Group's rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company Group will bear the expense of such proceedings, and that any patent or other legal right so issued to you personally will be assigned by you to the Company Group without charge by you.

      8. Disclosure to Future Employers. You will provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in Sections 5, 6 and 7 of this Agreement to any business or enterprise which you may, directly or indirectly, own, manage, operate, finance, join, control or in which you may participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

      9. Records. Upon termination of your employment hereunder for any reason or for no reason and at any other time requested by the Company, you will deliver to the Company Group any property of the Company Group which may be in your possession, including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

      10. Insurance. The Company, in its sole discretion, may apply for and purchase key person life insurance on your life in an amount determined by the Company with the Company Group as beneficiary and one or more other policies of insurance insuring your life. You will submit to any medical or other examinations and to execute and deliver any applications or other instruments in writing that are reasonably necessary to effectuate such insurance.

      11. Representations. You hereby represent and warrant to the Company that you understand this Agreement, that you enter into this Agreement voluntarily and that your employment under this Agreement will not conflict with any legal duty owed by you to any other party, or with any agreement to which you are a party or by which you are bound, including, without limitation, any non-competition or non-solicitation provision contained in any such agreement. You will indemnify and hold harmless the Company Group and its officers, directors, security holders, partners, members, employees, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

      12. General.

            (a) Notices. All notices, requests, consents and other communications hereunder which are required to be provided, or which the sender elects to provide, in writing, will be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and will be either (i) delivered by hand,
      (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

            (b) Entire Agreement. This Agreement and the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

            (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

            (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

            (e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved or to any Company Affiliate. You may not assign your rights and obligations under this Agreement without the prior written consent of the Company and any such attempted assignment by you without the prior written consent of the Company will be void.

            (f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and you, except for your obligations to the Company Group as set forth herein, and no person or entity (except for a Company Affiliate as set forth herein) will be regarded as a third-party beneficiary of this Agreement.

            (g) Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of Pennsylvania, without giving effect to the conflict of law principles thereof.

            (h) Jurisdiction, Venue and Service of Process. Any legal action or proceeding with respect to this Agreement that is not subject to arbitration pursuant to Section 12(i) below will be brought in the courts of Pennsylvania or of the United States of America for the Eastern District of Pennsylvania. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

            (i) Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement, other than a controversy, dispute or claim arising under Section 5, 6 or 7 hereof, will be settled by final and binding arbitration to be conducted in Philadelphia. Pennsylvania or other agreed to jurisdiction pursuant to the national rules for the resolution of employment disputes of the American Arbitration Association then in effect. The decision or award in any such arbitration will be final and binding upon the parties and judgment upon such decision or award may be entered in any court of competent jurisdiction or application may be made to any such court for judicial acceptance of such decision or award and an order of enforcement. In the event that any procedural matter is not covered by the aforesaid rules, the procedural law of Pennsylvania will govern. ANY DISAGREEMENT AS TO WHETHER A PARTICULAR DISPUTE IS ARBITRABLE UNDER THIS AGREEMENT SHALL ITSELF BE SUBJECT TO ARBITRATION IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN.

            (j) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect or scope of such provision, the court making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect or scope of such provision, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

            (k) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

            (l) Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in Section 5, 6 or 7 of this Agreement will result in substantial, continuing and irreparable injury to the Company Group. Therefore, in addition to any other remedy that may be available to the Company Group, the Company Group will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 5, 6 or 7 of this Agreement. The period during which the covenants contained in Section 5 will apply will be extended by any periods during which you are found by a court to have been in violation of such covenants.

            (m) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

            (n) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            (o) Opportunity to Review. You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that you have had the opportunity to consult with counsel of your own choosing regarding such terms. You further acknowledge that you fully understand the terms of this Agreement and have voluntarily executed this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this Agreement.

                                       Very truly yours,

                                       TNX Television Holdings, Inc.

                                       By: /s/ Carl James Yankowski
                                          --------------------------------------
                                       Name:  Carl James Yankowski
                                       Title:  Chairman, Compensation Committee

Accepted and Approved
Irwin L. Gross                      August 16,2004
---------------------------         --------------
Print Name:                         Date

                                                                    EXHIBIT 10.2

                          TNX TELEVISION HOLDINGS, INC.
                         1811 CHESTNUT STREET, SUITE 120
                        PHILADELPHIA, PENNSYLVANIA 19103

      August 16, 2004

David N. Shevrin
c/o TNX Television Holdings, Inc.
1811 Chestnut Street, Suite 120
Philadelphia, Pennsylvania  19103

      Re:   Employment Agreement

Dear Mr. Shevrin:

      This letter is to confirm our understanding with respect to (i) your future employment by TNX Television Holdings, Inc. (the "Company"), (ii) your agreement not to compete with the Company, or any present or future parent, subsidiary or affiliate of the Company (each, a "Company Affiliate" and collectively, together with the Company, the "Company Group"), (iii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company Group and (iv) your agreement with respect to the ownership of inventions, ideas, copyrights and patents which may be used in the business of the Company Group (the terms and conditions agreed to in this letter are hereinafter referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

      1. Employment.

            (a) Subject to the terms and conditions of this Agreement, the Company will employ you, and you will be employed by the Company and/or any Company Affiliate designated by the Company, as Vice President of Strategic Planning and Finance and Secretary of the Company reporting to the Chairman & CEO. You will have the responsibilities, duty and authority commensurate with the position of Vice President of Strategic Planning and Finance, including, without limitation, working with the CFO to assist with US security filings and provide overall business analysis and strategic planning. As Corporate Secretary you will have the responsibilities, duty and authority commensurate with the position of Corporate Secretary, including, without limitation, draft and distribute minutes of Board meetings, assist in the preparation and distribution of the proxy statement and notice of shareholders meetings, work closely with the Chairman and senior management in preparing the script and agenda for the annual meeting and execute documents on behalf of the corporation. You will also perform such other and/or different services for the Company as may be assigned to you from time to time by the Board and CEO. The principal location at which you will perform such services will be the
      Company's facility located at 1811 Chestnut Street, Suite 120, Philadelphia, Pennsylvania 19103, although you will be available to perform services at any other Company facility and to travel as the needs of business may require.

            (b) Devotion to Duties. While you are employed hereunder, you will use your best efforts, skills and abilities to perform faithfully all duties assigned to you pursuant to this Agreement and will devote your full business time and energies to the business and affairs of the Company. While you are employed hereunder, you will not undertake any other employment from any person or entity without the prior written consent of the Company.

      2. Term; Termination. Your employment hereunder will commence on November 13, 2003 (the "Commencement Date") and will be on an "at-will" basis and may be terminated by the Company or by you for any reason or for no reason.

      3. Compensation.

            (a) Base Salary. While you are employed hereunder, the Company will pay you a base salary at the annual rate of $180,000 (the "Base Salary"). The Base Salary shall be reviewed by the Company prior to the expiration of the 30-day period immediately subsequent to the annual anniversary of the Commencement Date and may be subject to adjustment in the discretion of the Company. The Base Salary will be payable in substantially equal installments in accordance with the Company's payroll practices as in effect from time to time. The Company will deduct from each such installment all amounts required to be deducted or withheld under applicable law or under any employee benefit plan in which you participate. You understand and acknowledge that the annualized amount of the Base Salary is set forth as a matter of convenience and does not constitute nor will be deemed to constitute an agreement by the Company to employ you for any specific period of time.

            (b) Bonus. In addition to the Base Salary, the Company may pay you an annual bonus pursuant to the Company's Bonus Plan (the "Bonus"). Upon the achievement of certain goals previously agreed to by you and the Company, you shall be entitled to a bonus equal to 60% of your Base Salary (the "Targeted Bonus Level"). Upon the achievement of the goals referred to in the immediately preceding sentence, as well as the achievement of additional goals previously agreed to by you and the Company, you shall be entitled to a bonus of up to 90% of your Base Salary ("Additional Targeted Bonus Level").

            (c) Equity Compensation. At the discretion of and subject to approval by the Board, and pursuant to a written stock option agreement (the "Stock Option Agreement") between the Company and you under the TNX Television Holdings, Inc Director, Officer and Consultant Stock Option Plan (the "Plan"), you will be eligible to receive an annual option (the "Option") to purchase shares of the Company's common stock (the "Common Stock"). The exercise price for the Option will be the fair market value per share of the Common Stock on the date the Option is granted and the other terms and conditions of the Option will be as set forth in the Plan and the Stock Option Agreement. The Option will be an incentive stock option to the extent permissible under applicable law. Nothing in this Agreement, the Plan or the Stock Option Agreement will be construed to create an express or implied contract or promise to employ you for any specific period of time.

            (d) Vacation. You will be entitled to 20 days of paid vacation and three personal days in each calendar year and paid holidays in accordance with the Company's policies for its senior executives as in effect from time to time. All vacation days will be taken at times mutually agreed by you and the Company and will be subject to the business needs of the Company. Up to five (5) days of accrued unused vacation may be carried over from year to year.

            (e) Fringe Benefits. You will be entitled to participate in employee benefit plans which the Company provides or may establish for the benefit of its senior executives generally (for example, group life, disability, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans) (collectively, the "Fringe Benefits"), provided that the Fringe Benefits will not include any stock option or similar plans relating to the grant of equity securities of the Company. Your eligibility to participate in the Fringe Benefits and receive benefits thereunder will be subject to the plan documents governing such Fringe Benefits. Nothing contained herein will require the Company to establish or maintain any Fringe Benefits.

            (f) Reimbursement of Expenses. Upon presentation of documentation of such expenses reasonably satisfactory to the Company, the Company will reimburse you for all ordinary and reasonable out-of-pocket business expenses that are reasonably incurred by you in furtherance of the Company's business in accordance with the Company's policies with respect thereto as in effect from time to time.

      4. Severance Compensation.

            (a) Definition of Accrued Obligations. For purposes of this Agreement, "Accrued Obligations" means (i) the portion of your Base Salary as has accrued prior to any termination of your employment with the Company and has not yet been paid, (ii) an amount equal to the value of your accrued unused vacation days, (iii) the amount of any Bonus earned and accrued but not yet paid, which amount will include a pro rata portion of any Bonus which would have been earned if such termination had not occurred and (iv) the amount of any expenses properly incurred by you on behalf of the Company prior to any such termination and not yet reimbursed.

            (b) Termination Without Cause or for a Good Reason. If your employment hereunder is terminated either by the Company without Cause or by you for a Good Reason (either pursuant to Section 4(c) or 4(d) below):

                  (i) The  Company  will  pay  the  Accrued  Obligations  to you promptly following such termination.

                  (ii) The Company will continue to make monthly payments to you in the aggregate amount equal to 50% of your Base Salary at the rate in effect at such termination in accordance with Section 3(a) of this Agreement for the period commencing on the date of such termination and ending on the six-month anniversary of the date of such termination, plus the Company shall pay you an additional 8.33% of your Base Salary for each full year of employment with the Company commencing on the Commencement Date, provided, however, notwithstanding the length of your employment with the Company, you shall not be entitled to payments in excess of 100% of your Base Salary at the rate in effect at such termination.

                  (iii) The Company will continue to provide you with the Fringe
            Benefits for so long as it is obligated to continue payments equal to the Base Salary pursuant to Section 4(b)(ii) above, subject to applicable law and the terms of the respective policies.

                  (iv) The Company will pay you accrued unused vacation.

                  (v) The Company will continue to pay you the Bonus in accordance with Section 3(b) of this Agreement. The amount of such bonus after the date of such termination will equal the greater of
            (A) the pro rata portion of the last such Bonus paid before the date of such termination, (B) the average of the three most recent Bonuses paid before the date of such termination (and all such prior bonuses if less than three); or (C) the Targeted Bonus Level.

                  (vi) All unvested  Options  issued to you by the Company prior to or during your employment shall fully vest.

            (c) Definition of "Cause". For purposes of this Agreement, "Cause" means (i) your conviction of a felony, either in connection with the performance of your obligations to the Company or which otherwise materially and adversely affects your ability to perform such obligations,
      (ii) your willful disloyalty or deliberate dishonesty, (iii) the commission by you of an act of fraud or embezzlement against the Company, or (iv) a material breach by you of any material provision of this Agreement which breach is not cured within 30 days after delivery to you by the Company of written notice of such breach, provided that if such breach is not capable of being cured within such 30 day period, you will have a reasonable additional period to cure such breach but only if you promptly commence and continue good faith efforts to cure such breach. Any determination under this Section 4(c) will be made by a majority of the Board voting on such determination. With respect to any such determination, the Board will act fairly and in utmost good faith and will give you and your counsel an opportunity to appear and be heard at a meeting of the Board or and present evidence on your behalf. No act or omission on your part will be considered "willful" unless done, or admitted to be done, by you in bad faith or without your reasonable belief that such act or omission was in the best interest of the Company.

            (d) Definition of "Good Reason". For purposes of this Agreement, a "Good Reason" means any of the following:

                  (i) The  relocation of the  Company's  offices to any location that is not within a 15-mile radius of Philadelphia, Pennsylvania (a "Relocation"); provided, however, that in the event that the Company offers to either (A) permit you to work from your home and agrees to pay you reasonable expenses to maintain a home office (including, but not limited to, the costs of an additional phone line and broadband internet connection) and reasonable expenses to travel to the Company's new offices as deemed required by the Chief Executive Officer of the Company (including an automobile allowance of $500 per month) or (B) if you remain with the Company in the event of a Relocation, pay for all of your reasonable expenses associated with relocating (including, but not limited to, temporary housing, housing search, closing costs, automobile allowance, etc.), provided, however, that you are in agreement with the terms of the relocation package proposed by the Company, then a Relocation shall not be deemed a Good Reason for purposes of this Agreement.

                  (ii) A material  adverse change by the Company in your duties, authority or responsibilities as Vice President of Strategic Planning and Finance of the Company which causes your position with the Company to become of less responsibility or authority than your position as of immediately following the Commencement Date, provided that such change is not in connection with a termination of your employment hereunder by the Company;

                  (iii) The  assignment  to you of duties  not  commensurate  or consistent with your position as Vice President of Strategic Planning and Finance of the Company without your prior written consent;

                  (iv) A reduction in your compensation or other benefits except
            such  a  reduction  in  connection  with  a  general   reduction  in
            compensation or other benefits of all senior executives of the Company;

                  (v) A material  breach of this  Agreement  by the Company that has not been cured within 30 days after written notice thereof by you to the Company;

                  (vi) A Change of Control (as defined in Section 4(e) below) of the Company; or

                  (vii) Failure by the Company to obtain the  assumption of this
            Agreement by any successor to the Company.

            (e) Definition of "Change of Control" For purposes of this Agreement, a Change of Control means with respect to the Company or any of its major subsidiaries that any of the following events has occurred:

                  (i) Any person  (as such term is used in Section  13(d) of the
            Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) becomes the beneficial owner or owners (as defined in Rule I 3d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly (the "Control Group"), of more than 50% of the outstanding equity securities of the Company, or otherwise becomes entitled, directly or indirectly, to vote more than 50% of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company, provided that a Change of Control will not have occurred if such Control Group acquired securities or Voting Power solely by purchasing securities from the Company, including, without limitation, acquisition of securities by one or more third party investors such as venture capital investor(s);

                  (ii) A consolidation or merger (in one transaction or a series of related transactions) of the Company pursuant to which the holders of the Company's equity securities immediately prior to such transaction or series of related transactions would not be the holders, directly or indirectly, immediately after such transaction or series of related transactions of more than 50% of the Voting Power of the entity surviving such transaction or series of related transactions;

                  (iii) The sale,  lease,  exchange  or other  transfer  (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or its major subsidiaries; or

                  (iv) The  liquidation  or  dissolution  of the  Company or the
            Company ceasing to do business.

      5. Prohibited Competition.

            (a) Certain Acknowledgements and Agreements.

                  (i) We have  discussed,  and you recognize and acknowledge the competitive and proprietary aspects of the business of the Company Group.

                  (ii) You acknowledge that a business will be deemed competitive with the Company Group if it performs any of the services or manufactures or sells any of the products provided or offered by the Company Group or if it performs any other services and/or engages in the production, manufacture, distribution or sale of any product similar to services or products, which services or products were performed, produced, manufactured, distributed, sold, under development or planned by the Company Group during the period while you are employed hereunder.

                  (iii) You further  acknowledge  that,  while you are  employed hereunder, the Company Group will furnish, disclose or make available to you Confidential Information (as defined below) related to the business of the Company Group and that the Company Group may provide you with unique and specialized training. You also acknowledge that such Confidential Information and such training have been developed and will be developed by the Company Group through the expenditure by the Company Group of substantial time, effort and money and that all such Confidential Information and training could be used by you to compete with the Company Group. You also acknowledge that if you become employed or affiliated with any competitor of the Company Group in violation of your obligations in this Agreement, it is inevitable that you would disclose the Confidential Information to such competitor and would use such Confidential Information, knowingly or unknowingly, on behalf of such competitor. Further, while you are employed hereunder, you will be introduced to customers and others with important relationships to the Company Group. You acknowledge that any and all "goodwill" created through such introductions belongs exclusively to the Company Group, including, without limitation, any goodwill created as a result of direct or indirect contacts or relationships between yourself and any customers of the Company Group.

                  (iv) For purposes of this Agreement, "Confidential Information" means confidential and proprietary information of the Company Group, whether in written, oral, electronic or other form, including but not limited to, information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions, or any other scientific, technical or trade secrets of the Company Group or of any third party provided to you or the Company Group under a condition of confidentiality, provided that Confidential Information will not include information that is in the public domain other than through any fault or act by you. The term "trade secrets," as used in this Agreement, will be given its broadest possible interpretation under the law of Pennsylvania and will include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.

            (b) Non-Competition; Non-Solicitation. While you are employed hereunder and for a period of one year following the termination of your employment hereunder for any reason or for no reason, you will not, without the prior written consent of the Company:

                  (i) For  yourself or on behalf of any other  person or entity, directly or indirectly,  either as principal,  partner, stockholder, officer, director, member employee, consultant, agent, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is competitive with the business of the Company Group (each, a "Restricted Activity") within the United Kingdom of Great Britain and Ireland and any other territories in which the Company or its major subsidiaries generates substantial revenue (the "Restricted Territory"), except that (A) nothing contained herein will preclude you from purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed one percent of the issued and outstanding securities of any class of securities of such business and (B) nothing contained herein will prohibit you from engaging in a Restricted Activity for or with respect to any subsidiary, division or affiliate or unit (each, a "Unit") of an entity if that Unit is not engaged in any business which is competitive with the business of the Company Group, irrespective of whether some other Unit of such entity engages in such competition (as long as you do not engage in a Restricted Activity for such other Unit); or

                  (ii) Either  individually or on behalf of or through any third party, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company Group, any customers or patrons of the Company Group, or any prospective customers or patrons with respect to which the Company Group has developed or made a sales presentation (or similar offering of services); or

                  (iii) Either individually or on behalf of or through any third party, directly or indirectly, (A) solicit, entice or persuade or attempt to solicit, entice or persuade any employees of or consultant to the Company Group to leave the service of the Company Group for any reason, or (B) employ, cause to be employed, or solicit the employment of, any employee of or consultant to the Company Group while any such person is providing services to the Company Group or within six months after any such person has ceased providing services to the Company Group; or

                  (iv) Either  individually or on behalf of or through any third party, directly or indirectly, interfere with, or attempt to interfere with, the relations between the Company Group and any vendor or supplier to the Company Group.

            (c) Reasonableness of Restrictions. You further recognize and acknowledge that (i) the types of employment which are prohibited by this
      Section 5 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company Group and to your other prospective employers and (ii) the time period and the specific but broad geographical scope of the provisions of this Section 5 is reasonable, legitimate and fair to you in light of the Company Group's need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company Group's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

            (d) Survival of Acknowledgements and Agreements. Your acknowledgements and agreements set forth in this Section 5 will survive the termination of this Agreement and the termination of your employment hereunder for any reason or for no reason.

      6. Protected Information. You will at all times, both during the period while you are employed hereunder and after the termination of this Agreement and the termination of your employment hereunder for any reason or for no reason, maintain in confidence and will not, without the prior written consent of the Company Group, use, except as required in the course of performance of your duties for the Company Group or by court order, disclose or give to others any Confidential Information. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive Confidential Information, in regard to any Confidential Information, or concerning any fact or circumstance relating thereto, you will promptly notify the Company. Upon the termination of your employment hereunder for any reason or for no reason, or if the Company Group otherwise requests, you will return to the Company Group all tangible Confidential Information and copies thereof (regardless how such Confidential Information or copies are maintained). The terms of this Section 6 are in addition to, and not in lieu of, any statutory or other contractual or legal obligation that you may have relating to the protection of the Company Group's Confidential Information. The terms of this Section 6 will survive indefinitely any termination of this Agreement and/or any termination of your employment hereunder for any reason or for no reason.

         7. Ownership of Ideas, Copyrights and Patents.

            (a) Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods and formulae (collectively, the "Inventions") which may be used in the current or planned business of the Company Group or which in any way relates to such business, whether patentable, copyrightable or not, which you may conceive, reduce to practice or develop while you are employed hereunder (and, if based on or related to any Confidential Information, within two years after termination of such employment for any reason or for no reason), alone or in conjunction with another or others, whether during or out of regular business hours, whether or not on the Company Group's premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company Group or otherwise, will be the sole and exclusive property of the Company Group, and that you will not publish any of the Inventions without the prior written consent of the Company Group. Without limiting the foregoing, you also acknowledge that all original works of authorship which are made by you (solely or jointly with others) within the scope of your employment or which relate to the business of the Company Group and which are protectable by copyright are "works made for hire" pursuant to the United States Copyright Act (17 U.S.C. Section 101). You hereby assign to the Company Group all of your right, title and interest in and to all of the foregoing. You further represent that, to the best of your knowledge and belief, none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will use your best efforts to prevent any such violation.

            (b) Cooperation. At any time during your employment hereunder or after the termination of your employment hereunder for any reason or for no reason, you will cooperate fully with the Company Group's and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company Group's rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company Group will bear the expense of such proceedings, and that any patent or other legal right so issued to you personally will be assigned by you to the Company Group without charge by you.

      8. Disclosure to Future Employers. You will provide, and the Company, in its discretion, may similarly provide, a copy of the covenants contained in Sections 5, 6 and 7 of this Agreement to any business or enterprise which you may, directly or indirectly, own, manage, operate, finance, join, control or in which you may participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

      9. Records. Upon termination of your employment hereunder for any reason or for no reason and at any other time requested by the Company, you will deliver to the Company Group any property of the Company Group which may be in your possession, including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

      10. Insurance. The Company, in its sole discretion, may apply for and purchase key person life insurance on your life in an amount determined by the Company with the Company Group as beneficiary and one or more other policies of insurance insuring your life. You will submit to any medical or other examinations and to execute and deliver any applications or other instruments in writing that are reasonably necessary to effectuate such insurance.

      11. Representations. You hereby represent and warrant to the Company that you understand this Agreement, that you enter into this Agreement voluntarily and that your employment under this Agreement will not conflict with any legal duty owed by you to any other party, or with any agreement to which you are a party or by which you are bound, including, without limitation, any non-competition or non-solicitation provision contained in any such agreement. You will indemnify and hold harmless the Company Group and its officers, directors, security holders, partners, members, employees, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

      12. General.

            (a) Notices. All notices, requests, consents and other communications hereunder which are required to be provided, or which the sender elects to provide, in writing, will be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and will be either (i) delivered by hand,
      (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder will be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

            (b) Entire Agreement. This Agreement and the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

            (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

            (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

            (e) Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved or to any Company Affiliate. You may not assign your rights and obligations under this Agreement without the prior written consent of the Company and any such attempted assignment by you without the prior written consent of the Company will be void.

            (f) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement will be construed to create any rights or obligations except between the Company and you, except for your obligations to the Company Group as set forth herein, and no person or entity (except for a Company Affiliate as set forth herein) will be regarded as a third-party beneficiary of this Agreement.

            (g) Governing Law. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of Pennsylvania, without giving effect to the conflict of law principles thereof.

            (h) Jurisdiction, Venue and Service of Process. Any legal action or proceeding with respect to this Agreement that is not subject to arbitration pursuant to Section 12(i) below will be brought in the courts of Pennsylvania or of the United States of America for the Eastern District of Pennsylvania. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

            (i) Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement, other than a controversy, dispute or claim arising under Section 5, 6 or 7 hereof, will be settled by final and binding arbitration to be conducted in Philadelphia. Pennsylvania or other agreed to jurisdiction pursuant to the national rules for the resolution of employment disputes of the American Arbitration Association then in effect. The decision or award in any such arbitration will be final and binding upon the parties and judgment upon such decision or award may be entered in any court of competent jurisdiction or application may be made to any such court for judicial acceptance of such decision or award and an order of enforcement. In the event that any procedural matter is not covered by the aforesaid rules, the procedural law of Pennsylvania will govern. ANY DISAGREEMENT AS TO WHETHER A PARTICULAR DISPUTE IS ARBITRABLE UNDER THIS AGREEMENT SHALL ITSELF BE SUBJECT TO ARBITRATION IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN.

            (j) Severability. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the geographic area covered thereby, or other aspect or scope of such provision, the court making such determination will have the power to reduce the duration, geographic area of such provision, or other aspect or scope of such provision, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form, such provision will then be enforceable and will be enforced.

            (k) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

            (l) Injunctive Relief. You hereby expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in Section 5, 6 or 7 of this Agreement will result in substantial, continuing and irreparable injury to the Company Group. Therefore, in addition to any other remedy that may be available to the Company Group, the Company Group will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 5, 6 or 7 of this Agreement. The period during which the covenants contained in Section 5 will apply will be extended by any periods during which you are found by a court to have been in violation of such covenants.

            (m) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

            (n) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            (o) Opportunity to Review. You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that you have had the opportunity to consult with counsel of your own choosing regarding such terms. You further acknowledge that you fully understand the terms of this Agreement and have voluntarily executed this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this Agreement.

                                        Very truly yours,

                                        TNX Television Holdings, Inc.


                                      By:/s/ Carl James Yankowski
                                         -------------------------------------
                                         Name:  Carl James Yankowski
                                         Title: Chairman Compensation Committee

Accepted and Approved
/s/ David N. Shevrin                August 16, 2004
---------------------------         ---------------
Print Name:                         Date

                                                                    EXHIBIT 10.3

August 2, 2004

Carl J. Yankowski
c/o TNX Television Holdings, Inc.
1811 Chestnut Street, Suite 120
Philadelphia, Pennsylvania  19103

Dear Carl,

It is with great pleasure, on behalf of the Board of Directors of TNX Television Holdings, Inc. ("TNX"), to extend to you a formal invitation to join the Board of Directors of the Company. The TNX Board approved your appointment at our most recent Board meeting held on July 28, 2004.

In addition to serving as a member of the Board, the Board would like you to serve as Chairman of the Compensation Committee and a member of the Audit Committee. The term of the position is for one year or until our next annual shareholders meeting, at such time when all directors will stand for election or re-election.

As a director, you will receive $1,250 per month as monetary compensation for your services. The monthly fee will increase to $2,500 after the Company secures equity financing of at least (pound)10 million ($18 million). In addition, you will receive reimbursement for all reasonable out of pocket expenses incurred related to services performed in your capacity of director,

As a non-employee director who is joining the Board subsequent to January 31, 2004 you shall be entitled to a grant of options to purchase 30,000 shares of common stock upon first joining the Board during 2004. Non-employee directors that serve on one or more Board committees are also entitled to the following annual grants of options to purchase common stock: (a) 15,000 options for service as a member of our Audit Committee and (b) 15,000 options for service as Chairman of the Compensation Committee. The options granted for joining the Board under this formula vest one-half following one year of service after the date of grant and one-quarter per year for the subsequent two years. Options granted under this formula to non-employee directors for committee service vest one-third following one year of service after the date of grant and one-third per year for the subsequent two years.

The options have a five year life. The date of the grant will be the date of the Board meeting, July 28, 2004 and will expire on July 27, 2009. The price of the options is based on the closing price of the Company's common stock on July 28, 2004, which was $1.51. (The following table sets forth the vesting schedule for your options.)

                         GRANT/
                          DATE     7/28/2004   7/28/2005   7/28/2006   7/28/2007
--------------------------------------------------------------------------------
Board                     30,000         --      15,000       7,500      7,500

Comp Committee (Chair)    15,000         --       5,000       5,000      5,000

Audit Committee           15,000         --       5,000       5,000      5,000
--------------------------------------------------------------------------------
                                     60,000      25,000      17,500     17,500

I believe that TNX has made great progress in a short period of time on capitalizing on our first-mover advantage by entering into exclusive arrangements with many of the leading train operators in the UK to carry our television network. Now, with your assistance, I believe we can build a brand that will become widely recognized by consumers and advertisers. I look forward to working with you in the months ahead.

If you are in agreement with the terms set forth in this letter, please sign and date the section below and return to my office either by mail or fax.

Best regards,

Irwin L. Gross
Chairman & CEO

cc: N. Fetterman, N. Rogerson, D. Shevrin, L. Silver, H. Silverstone, S. Wagner

I accept the terms of engagement to serve on the Board of Directors of TNX Television Holdings, Inc.


/s/ Carl James Yankowski   August 16, 2004
------------------------   -------------------
Carl James Yankowski       Date

                                                                    EXHIBIT 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Irwin L. Gross, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of TNX Television Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

      (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  November 15, 2004


/s/ Irwin L. Gross
---------------------------------------
Irwin L. Gross, Chief Executive Officer

                                                                    EXHIBIT 31.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Norman Fetterman, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of TNX Television Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

      (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:  November 15, 2004


/s/ Norman Fetterman
-----------------------------------------
Norman Fetterman, Chief Financial Officer

                                                                    EXHIBIT 32.1

                  Certification of Principal Executive Officer
                         Pursuant to U.S.C. Section 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Irwin L. Gross, Chief Executive Officer of TNX Television Holdings, Inc., hereby certify, to my knowledge, that the quarterly report on Form 10-QSB for the period ending September 30, 2004 of TNX Television Holdings, Inc. (the "Form 10-QSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of TNX Television Holdings, Inc.


Dated: November 15, 2004                       /s/ Irwin L. Gross
                                               ------------------------
                                               Irwin L. Gross
                                               Chief Executive Officer
                                               (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided by the Registrant and will be retained by the Registrant and shall be furnished to the Securities and Exchange Commission or its staff upon request.

                                                                    EXHIBIT 32.2

                  Certification of Principal Financial Officer
                         Pursuant to U.S.C. Section 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Norman Fetterman, Chief Financial Officer hereby certify, to my knowledge, that the quarterly report on Form 10-QSB for the period ending September 30, 2004 of TNX Television Holdings, Inc. (the "Form 10-QSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of TNX Television Holdings, Inc.

Dated: November 15, 2004                /s/ Norman Fetterman
                                        ----------------------------------------
                                        Norman Fetterman
                                        Chief Financial Officer
                                        (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided by the Registrant and will be retained by the Registrant and shall be furnished to the Securities and Exchange Commission or its staff upon request.